EXHIBIT 10.3

[EXECUTION]

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND CONSENT

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND CONSENT, dated as of May 7, 2010 (this “Amendment No. 2”), by and among Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, a national banking association, in its capacity as agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement as defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), U.S. Silica Company, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party to the Loan Agreement as borrowers (each individually, together with the Company, a “Borrower” and collectively, “Borrowers”), USS Holdings, Inc., a Delaware corporation (“Parent”) and certain subsidiaries of Parent from time to time party to the Loan Agreement as Guarantors (individually, each a “Guarantor” and collectively, “Guarantors”).

WITNESSETH:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the ABL Loan and Security Agreement, dated as of August 9, 2007, as amended by Amendment No. 1 and Consent to Loan and Security Agreement, dated as of November 25, 2008, by and among Agent, Lenders, Borrowers and Guarantors (as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors wish to (a) make a one-time cash dividend payment in an aggregate amount not to exceed $52,000,000 by Borrowers to Hourglass Holdings LLC, (b) make a payment of $10,203,240.93 with respect to obligations under the GGC Subordinated Loan Documents, (c) amend and restate the GGC Subordinated Loan Agreement and amend and restate the First Lien Term Loan Credit Agreement, and (d) amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to consent to such one-time cash dividend payment, such payment of the obligations under the GGC Subordinated Loan Documents, and the amendment and restatement of such financing documents in the form presented on the date hereof, and agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein or in the Loan Agreement or any of the other Financing Agreements, the following terms shall have the respective meanings set forth below:

(i) “Amendment No. 2” shall mean Amendment No. 2 to Loan and Security Agreement and Consent, dated as of May 7, 2010 by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

(ii) “Amendment No. 2 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 2 are satisfied or are waived by Agent.

(iii) “Multiemployer Plan” shall mean, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) which is maintained for, or contributed to (or to which there is an obligation to contribute) on behalf of, employees of any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has or could have any liability or obligation.

(iv) “Permitted Holders” shall mean Golden Gate Private Equity Inc., its Affiliates, and the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general and limited partners of which, or a limited liability company, the members of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any Capital Stock of Parent.

(v) “Repurchase Offer” shall mean the acquisition of First Lien Term Loan Obligations pursuant to a “Repurchase Offer” under, and as defined in the First Lien Term Loan Credit Agreement.

(b) Amendment to Definitions. As used herein or in the Loan Agreement or any of the other Financing Agreements, the following terms are hereby amended as set forth below:

(i) The definition of “Change of Control” is hereby deleted in its entirety and the following substituted therefor:

““Change in Control” shall mean any of the following: (i) after the occurrence of any equity issuance by the Parent consisting of an initial public offering of the common Stock of the Parent (an “IPO”), if a group other than Permitted Holders acquires beneficial ownership of thirty-five (35%) percent or more of the voting or economic interest of Capital Stock issued by Parent; (ii) prior to the occurrence of an IPO, Sponsor shall cease to beneficially own and control (directly or indirectly) more than 50.1% of the issued and outstanding Voting Stock of Parent entitled to vote for the election of members of the Board of Directors of Parent; (iii) prior to the occurrence of an IPO, Sponsor shall cease to beneficially own (directly or indirectly) more than 50.1 % of the economic value of the Capital Stock of Parent, (iv) the occurrence of a change in the composition of the Board of Directors of Parent or Company such that a majority of the members of any such Board of Directors are not Continuing Members, (v) the failure at any time of Parent to legally and beneficially own and control 100% of the issued and outstanding Capital Stock of Company or the failure at any time of Parent to have the ability to elect all of the Board of Directors of Company and (vi) the occurrence of any “Change in Control” or “Change of Control” (or similar term) under the First Lien Term Loan Credit Agreement or the GGC Subordinated Loan Agreement. As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning assigned to that term in the Exchange Act and the rules and regulations promulgated thereunder.”

(ii) The definition of “Consolidated Adjusted EBITDA” is hereby amended as follows:

(A) By deleting clause (v) in its entirety and substituting the following therefor: “transaction costs, fees and expenses (including those relating to the Transactions and those payable in connection with the sale of Capital Stock, the incurrence of Indebtedness permitted under Section 9.9, any disposition of assets or property permitted under Section 9.7 or any recapitalization, Permitted Acquisitions or other Investment permitted under Section 9.7 or 9.10, or amendment to any Indebtedness (including costs and expenses of Agent and Lender that are reimbursed) (in each case, whether or not successful) in an aggregate amount (other than with respect to the Transactions) not to exceed (A) $1,000,000 for each Fiscal Year, for an unconsummated transactions and (B) 10% of the purchase price or indebtedness obligations for any consummated transactions”;

(B) By amending clause (xv) by adding the following at the end thereof: “any gains or losses on any Hedge Agreement entered into prior to November 25,2008, and fees and expenses in connection with Hedge Agreements, in an aggregate amount with respect to all such gains, losses, fees and expenses, not to exceed $2,800,000”;

(C) By renumbering clause (xvi) to (xxiii) and clause (xvii) to (xxiv), and by changing the reference to “(xviii)” in renumbered clause (xxiv) to “(xxiv)”;

(D) By inserting the following new clauses (xvi) through (xxii):

“(xvi) expenses related to the withdrawal from the third party pension plan at the Rockwood, MI plant in an aggregate amount not to exceed $600,000, (xvii) costs and expenses from moving the corporate headquarters incurred during 2010 in an aggregate amount not to exceed $500,000, (xviii) charges and expenses in connection with business expansion and business optimization projects and severance costs and lease termination costs, in each case, made within 12 months of any Permitted Acquisition and related to such Permitted Acquisition in an aggregate amount not to exceed $1,000,000 for each Fiscal Year, recruiting fees and expenses in 2010 in an aggregate amount not to exceed $250,000, (xx) the reasonable costs and expenses incurred in connection with an initial public offering (whether, or not, such initial public offering is consummated, and including one-time costs and other non-recurring expenses associated with becoming Sarbanes-Oxley Act compliant) in an aggregate amount not to exceed $2,000,000 during such period, (xxi) costs, fees and expenses (including, but not limited to, any legal fees of Agent and Lenders) incurred during such period in connection with this Agreement and the Loan Documents, reasonable costs and expenses directly incurred during such period in connection with (a) the opening of arty new sand processing or mining facilities or (b) any substantial expansions of existing sand processing or mining facilities with a capital cost in excess of $5,000,000, in each case of (a) and (b) not to exceed 10% of the capital cost of each such expansion, and”

(E) By adding the following at the end of clause (A) prior to the last word “and” therein: “and assuming (for such period and applicable subsequent periods) any synergies and cost savings to the extent certified by Company as having been determined in good faith to be reasonably anticipated to be realizable and which do not account for more than 25% of Consolidated Adjusted EBITDA of such acquired Person or another amount to be agreed in writing by Administrative Agent)”.

(iii) The definition of “Consolidated Interest Expense” is hereby amended by deleting “Closing Date” and substituting “Amendment No. 2 Effective Date” therefor.

(iv) The definition of “Continuing Member” is hereby amended by deleting each reference to “Amendment No. 1 execution date” and substituting “Amendment No. 2 Effective Date” therefor.

(v) The definition of “Golden Gate” is hereby amended by deleting “Golden Gate Capital” and substituting “Golden Gate Private Equity Inc.” therefor.

(vi) The definition of “Leverage Ratio” is hereby deleted in its entirety and the following substituted therefor:

““Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Funded Debt (excluding Indebtedness under the GGC Subordinated Loan Documents and any Subordinated Debt), net of cash and Cash Equivalents of the Loan Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP on such date to (b) Consolidated Adjusted EBITDA (computed for the twelve-month period ending on the last day of the fiscal quarter ending on or immediately prior to such date).”

(vii) The definition of “Permitted Acquisition” is hereby amended by deleting the reference in clause (iv) thereof to “$6,000,000” and substituting “$5,500,000” therefor, (B) deleting the word “aggregate” from clause (vii), and (C) deleting clauses (vii)(A) through (C) and substituting the following therefor: “shall not exceed in the aggregate (A) $25,000,000 of cash on hand and (B) all or any portion of the Subordinated Debt permitted under Section 9.9(i) provided that no more than $10,000,000 of such aggregate consideration may be in the form of seller financing permitted under Section 9.9.

(viii) The definition of “Plan” is hereby deleted in its entirety and the following substituted therefor:

““Plan” means, an “employee pension benefit plan” as defined in Section 3(2) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA (other than a Multiemployer Plan), which is maintained for, or contributed to (or to which there is an obligation to contribute) on behalf of, employees of any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability or obligation.”

(ix) “Refinancing Indebtedness” shall have the meaning set forth in Section 9.9(f) of this Agreement.

(x) The definition of “Subordinated Debt” is hereby deleted in its entirety and the following substituted therefor:

“Subordinated Debt” shall mean any Indebtedness of any Loan Party subordinated in right of payment to the Obligations on substantially similar subordination terms as the terms set forth in the GGC Subordination Agreement provided that such terms are at least as favorable to the Lenders as the terms set forth in the GGC Subordination Agreement or as otherwise reasonably satisfactory to Agent.

(c) Interpretation. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 2.

2. Mandatory Prepayments. The first sentence of Section 2.1(f)(iii) is hereby amended by deleting such sentence in its entirety and substituting the following therefor:

“Subject to the terms of the ABL Intercreditor Agreement, all amounts required to be paid pursuant to this Section 2.1(f) shall be applied to the Revolving Loans and, to the extent there is an Event of Default or the aggregate amount of the Loans and the Letter of Credit Obligations exceed the Maximum Credit, to a cash collateral account held by the Agent in respect of Letter of Credit Obligations (in an amount equal to 105% of the aggregate amount thereof).”

3. Unused Line Fee. Section 3.2(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“(a) The Borrowers shall pay to Agent, for the account of Lenders, monthly an unused line fee (“Unused Line Fee”) at a rate equal to three eighths (.375%) percent per annum calculated on the average daily unused portion of the Maximum Credit during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.”

4. Collateral Reporting.

(a) Section 7.1 (a)(i) of the Loan Agreement is hereby amended by deleting the reference therein to “$5,000,000” and substituting “$5,500,000” therefor.

(b) Section 7.1(a)(iv) of the Loan Agreement is hereby amended by deleting the reference therein to “$5,000,000” and substituting “$5,500,000” therefor.

5. Employee Benefits. Section 8.9(c) of the Loan Agreement is hereby amended by deleting the reference therein to “no ERISA Event has occurred” and substituting “except as set forth on Schedule 8.9, no ERISA Event has occurred” therefor.

6. Capital Expenditures. Section 9.26 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor: “Reserved.”

7. Asset Sales.

(a) Section 9.7(b) of the Loan Agreement is hereby amended by deleting clause (ii)(B) thereof in its entirety and substituting the following therefor: “(B) the sale or other disposition of assets of the Loan Parties and their Subsidiaries not constituting ABL Collateral (without regard to type of asset) having an aggregate fair market value not to exceed $30,000,000 from and after the Amendment No. 2 Effective Date.”

(b) Section 9.7(b) is hereby amended by adding the following subclause (xii) at the end thereof: “(xii) cancellation of Indebtedness under the First Lien Term Loan Obligations which may be acquired thereunder pursuant to the Repurchase Offer.”

8. Encumbrances.

(a) Section 9.8(r) of the Loan Agreement is hereby amended by deleting the reference therein to “$2,000,000” and substituting “$5,000,000” therefor.

(b) Section 9.8(v) of the Loan Agreement is hereby amended by deleting the reference therein to “$2,000,000” and substituting “$5,000,000” therefor.

9. Indebtedness.

(a) Term Loan Indebtedness. Section 9.9(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“(b) the First Lien Term Loan Obligations and Second Lien Term Loan Obligations of the Company, in each case in a principal amount not to exceed one hundred and ten (110%) percent of (i) the principal amount thereof as of the Amendment No. 2 Effective Date and (ii) $25,000,000, respectively, and renewals, refinancings or extensions thereof in whole or in part (provided, that the outstanding principal amount of the First Lien Term Loan Obligations and Second Lien Term Loan Obligations, as applicable, is not increased beyond the maximum amount provided for in this section less any mandatory prepayments and amortization applied thereto (other than on account of accrued interest, premium and fees and expenses) at the time of such renewal, refinancing or extension), so long as the ABL Intercreditor Agreement or a replacement intercreditor agreement satisfactory to the Agent and the Required Lenders is in effect;”

(b) Intercompany Indebtedness. Section 9.9(e) of the Loan Agreement is hereby amended by adding the following subclause (iii) at the end thereof: “(iii) among Subsidiaries that are not Loan Parties”.

(c) Guarantee Obligations. Section 9.9(g) of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“(g) (i) Guaranty Obligations in respect of Indebtedness of a Loan Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 9.9 or (ii) Guaranty Obligations in respect of Indebtedness of an Affiliate of a Loan Party that is not a Loan Party with respect to Indebtedness incurred by another Affiliate of a Loan Party that is not a Loan Party, in the case of clauses (g)(i) and (g)(ii), to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 9.9.”

(d) Subordinated Indebtedness. Section 9.9(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“(i) other Subordinated Debt and unsecured Indebtedness of the Loan Parties and their Subsidiaries (excluding Guaranty Obligations of any Loan Party in favor of any Foreign Subsidiary) so long as, such Indebtedness is in an amount equal to the lesser of: (A) $25,000,000; (B) an amount such that the Leverage Ratio (calculated to include all Indebtedness under the GGC Subordinated Loan Agreement and any Subordinated Debt as of such day but exclude unrestricted cash as of such day) is not greater than 4.50:1.00, so long as, (1) such Subordinated Indebtedness is on terms which when taken as a whole are not more restrictive than the GGC Subordinated Loan Agreement unless the Agent shall have consented in writing thereto, provided, that, with respect to (A) and (B) herein, (1) the applicable cash rate of interest and payment in kind rate of interest payable thereunder shall not, in the aggregate, exceed by more than two (2%) percent the aggregate rate of interest under the GGC Subordinated Loan Agreement as of the Amendment No. 2 Effective Date, (2) the proceeds of such Subordinated Indebtedness are used to fund Permitted Acquisitions, and (3) after giving effect to such Indebtedness on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenant set forth in Section 9.16 (without regard to the Excess Availability exception set forth therein) and (4) no Event of Default shall have occurred and be continuing before or immediately after giving effect to such other Subordinated Debt or unsecured Indebtedness.”

(e) Other Indebtedness. Section 9.9(m) of the Loan Agreement is hereby amended by deleting the reference therein to “$2,000,000” and substituting “$5,000,000” therefor.

(f) Section 9.9 of the Loan Agreement is hereby amended by deleting the “and” at the end of clause (l) thereof, deleting the “.” at the end of clause (m) thereof and substituting therefor “;”, and adding at the end thereof the following new clauses (n):

“(n) Indebtedness arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Subordinated Indebtedness or Indebtedness under the GGC Subordinated Loan Agreement permitted under this Agreement (the “Refinancing Indebtedness”); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may reasonably request, (ii) promptly upon Agent’s request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) the Refinancing Indebtedness shall have a weighted average life to maturity and a final maturity equal to or greater than the weighted average life to maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least as subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to Borrowers and Guarantors which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for, taken as a whole, so that in view of all of the terms and conditions of the Refinancing Indebtedness, such terms and conditions are no less favorable to Borrowers and Guarantors; except, that, the applicable cash rate of interest and payment in kind rate of interest on such Refinanced Indebtedness may not exceed by more than two (2%) percent the aggregate rate of interest under the Subordinated Indebtedness or Indebtedness under the GGC Subordinated Loan Agreement as of the Amendment No. 2 Effective Date, (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the lesser of (A) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced, (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of Borrowers and Guarantors incurred in connection with such refinancing, and (C) related fees and expenses incurred in connection therewith), (viii) the Refinancing Indebtedness shall be secured by substantially the same assets; provided, that, such security interests (if any) with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated, if subordinated (on terms and conditions substantially similar to the subordination provisions applicable to the Indebtedness so extended, refinanced, replaced or substituted for or as is otherwise acceptable to Agent) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for.”

10. Loans, Investments.

(a) Section 9.10(d) of the Loan Agreement is hereby amended by deleting the reference therein to “$500,000” and substituting “$1,000,000” therefor.

(b) Section 9.10(j) of the Loan Agreement is hereby amended by deleting the reference therein to “$2,000,000” and substituting “$5,000,000” therefor.

(c) Section 9.10 of the Loan Agreement is hereby amended by (i) deleting the “and” at the end of clause (i) thereof, (ii) deleting the “.” at the end of clause (j) thereof and substituting “;”, therefor and (iii) adding the following new clauses (k), (l) and (m) at the end thereof:

“(k) Investments in Foreign Subsidiaries in an aggregate amount not to exceed $5,000,000, at any time outstanding;”

“(l) Investments by any Foreign Subsidiary in or to any other Foreign Subsidiary; and”

“(m) Investments pursuant to a Repurchase Offer.”

11. Restricted Payments. Section 9.11 (h) of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“(h) Company may make regularly scheduled payments of interest in respect of the Indebtedness evidenced by the GGC Subordinated Loan Documents and other Subordinated Debt permitted under Section 9.9, payments to avoid the application of Internal Revenue Code Section 163(e)(5) thereto in accordance with the terms of the GGC Subordinated Loan Documents or such Subordinated Debt, and the other payments permitted under the GGC Subordinated Loan Documents or such Subordinated Debt, in each case subject to the terms hereof and to the terms of the GGC Subordination Agreement or the other applicable subordination agreement, including in connection with any refinancing of such Indebtedness permitted hereunder, and Company and its Subsidiaries may convert Indebtedness evidenced by the GGC Subordinated Loan Documents or such Subordinated Debt to, or exchange Indebtedness evidenced by the GGC Subordinated Loan Documents or other Subordinated Debt for Capital Stock in accordance with the terms of the GGC Subordinated Loan Documents as in effect on the Amendment No. 2 Effective Date;”

12. Affiliate Agreements. The following shall be added at the end of Section 9.12: “Notwithstanding anything herein to the foregoing, Repurchase Offers shall be permitted by Loan Parties, any Subsidiary or any Affiliate thereof.”

13. Fixed Charge Coverage Ratio/Minimum Excess Availability. Section 9.16 of the Loan Agreement is hereby amended by (a) deleting the reference therein to “$7,500,000” and substituting “$6,500,000” therefor and (b) deleting the reference therein to “$6,000,000” and substituting “$5,500,000” therefor.

14. Events of Default. Section 10.1(d) of the Loan Agreement is hereby amended by deleting the reference therein to “$2,000,000” and substituting “$10,000,000” therefor.

15. Release of Guarantor. Section 11.3(a)(iv) is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“(iv) release any Borrower or any Guarantors (with material assets in excess of $2,000,000) from obligations hereunder (except as expressly required hereunder or under any of the other Financing Agreements or applicable law), without the consent of the Agent and all of the Lenders,”

16. Term. Section 13.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) This Agreement the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on October 31, 2015 (such date, the “Termination Date”). Upon the Termination Date, or earlier if accelerated pursuant to Section 10.2, the Borrowers shall pay to the Agent all outstanding and unpaid Obligations and shall furnish cash collateral to the Agent (or at the Agent’s option, a letter of credit issued for the account of the Borrowers and at the Borrowers’ expense, in form and substance satisfactory to the Agent, by an issuer acceptable to the Agent and payable to the Agent as beneficiary) in such amounts as the Agent determines are reasonably necessary to secure the Agent, the Lenders and the Issuing Bank from loss, cost, damage or expense, including attorneys’ fees and expenses; provided, that, in no event shall Borrowers be required to reimburse Agent for legal fees for more than one (1) law firm acting for and on behalf of Agent (other than local counsel as Agent may deem necessary) and for one (1) additional law firm acting for and on behalf of the Lenders, in connection with any contingent obligations, including issues and outstanding Letter of Credit Obligations and checks or other payments provisionally credited to the Obligations and/or as to which the Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of the Agent or any Lender pursuant to any Account Control Agreement. The amount of such cash collateral (or letter of credit, as the Agent may determine) as to any Letter of Credit Obligations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of the Agent, as the Agent may, in its discretion, designate in writing to the company for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by the Borrowers to the Agent Payment Account or other bank account designated by the Agent are received in such bank account later than 12:00 p.m., New York time.

(b) No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Loan Party of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and the Agent’s continuing security interest in the Collateral and the rights and remedies of the Agent and the Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such obligations have been fully and finally discharged and paid. Accordingly, each Loan Party waives any rights it may have under the UCC to demand the filing of termination statements to the Loan Parties, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.”

17. Consent to Proposed Dividends. Notwithstanding anything to the contrary contained in Section 9.11 of the Loan Agreement, on or after the Amendment No. 2 Effective Date, Borrowers may pay a one-time cash dividend in an aggregate amount not to exceed $52,000,000, from legally available funds therefor, to Hourglass Holdings LLC; provided, that, each of the following conditions have been satisfied as determined by Agent in its good faith discretion:

(a) at the time of the payment of such dividend and immediately after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(b) the payment of such dividend shall not violate, contravene or constitute a default under any applicable law or agreement to which either any Borrower or Guarantor is a party or by which any Borrower or Guarantor or any of its property is bound; and

(c) the payment of any such dividend shall have occurred within thirty (30) days from the date hereof.

18. Consent to Payment of Indebtedness under GGC Subordinated Loan Documents. Notwithstanding anything to the contrary contained in the Loan Agreement, Borrowers may make a payment of $10,203,240.93 with respect to the Indebtedness under the GGC Subordinated Loan Documents provided that such payment shall occur on the date hereof.

19. Consent to Amendments. Agent and Lenders hereby agree that notwithstanding anything in the Loan Documents to the contrary, the amendment and restatement of the GGC Subordinated Loan Agreement and the amendment and restatement of the First Lien Term Loan Credit Agreement are permitted in the form and substance presented to Agent on the date hereof.

20. Amendment Fee. Borrowers shall on the date hereof pay to Agent, for the benefit of Lenders, an amendment fee in the amount of $1 00,000, or Agent, at its option, may charge the account(s) of Borrowers maintained by Agent the amount of such fee, which fee is earned as of the date hereof and shall constitute part of the Obligations.

21. Representations and Warranties. Each of the Loan Parties, jointly and severally, hereby represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:

(a) after giving effect to this Amendment No. 2, no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 2; and

(b) this Amendment No. 2 has been duly executed and delivered by the Loan Parties and the agreements and obligations of the Loan Parties contained herein constitute legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms.

22. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 2, duly authorized, executed and delivered by the Loan Parties and Lenders;

(b) Agent shall have received true, correct and complete copies of each of the following, as in effect on the date hereof, together with all exhibits and schedules thereto, in each case as amended as of the date hereof, but excluding any fee letter executed in connection therewith: (i) the First Lien Term Loan Financing Agreements, and (ii) the GGC Subordinated Loan Agreement;

(c) Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 2, which the Loan Parties are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and

(d) After giving effect to this Amendment No. 2, no Default or Event of Default shall exist or have occurred and be continuing as of the date of this Amendment No. 2.

23. Effect of Amendment No. 2. Except as expressly set forth herein, no other consents, amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and the Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

24. Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

25. Jury Trial Waiver. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 2 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 2 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN

CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

26. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The parties hereto agree that Hourglass Holdings, LLC, shall no longer be a party to the Loan Agreement in any respect and acknowledge and agree that Hourglass Holdings, LLC is not a “Guarantor” or “Loan Party.”

27. Waiver, Modification, Etc. No provision or term of this Amendment No. 2 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

28. Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 2.

29. Entire Agreement. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

30. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

31. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the date and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, as Agent and a Lender

By:	/s/ James A. Kelly
Title:	Vice President

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[Amendment No. 2 to Loan and Security Agreement and Consent - U.S. Silica]

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U.S. SILICA COMPANY		USS HOLDINGS, INC.

By:	/s/ John A. Ulizio	By:	/s/ John A. Ulizio
Name:	John A. Ulizio	Name:	John A. Ulizio
Title:	President	Title:	President

THE FULTON LAND AND TIMBER COMPANY		OTTAWA SILICA COMPANY

By:	/s/ John A. Ulizio	By:	/s/ John A. Ulizio
Name:	John A. Ulizio	Name:	John A. Ulizio
Title:	President	Title:	President

PENNSYLVANIA GLASS SAND CORPORATION		BMAC SERVICES CO., INC.

By:	/s/ John A. Ulizio	By:	/s/ John A. Ulizio
Name:	John A. Ulizio	Name:	John A. Ulizio
Title:	President	Title:	President

[Amendment No. 2 to Loan and Security Agreement and Consent - U.S. Silica]